Exhibit 99.3

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE PARTNERS WITH ARVIND LIFESTYLE BRANDS LIMITED

TO EXPAND INTO INDIA

Secaucus, New Jersey – August 21, 2014 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that it entered into a franchise agreement with Arvind Lifestyle Brands Limited to open stores in India, with the potential to open 50 stores over time beginning in the Fall of 2015.

Jane Elfers, President and Chief Executive Officer of The Children’s Place, stated “We are excited to be partnering with Arvind, which has a proven track record of operating successful apparel brands in India. We are making significant strides in our International franchise business, and we remain focused on providing great fashion and value for kids around the world.”

Commenting on the new partnership, Mr. Sanjay Lalbhai, Chairman & Managing Director of Arvind Limited, stated “The Children’s Place will be the first of its kind children’s retail format in India. It will be a one stop shop for children sizes 0 to 14, and we are delighted to bring The Children’s Place to India.”

About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of August 2, 2014, the Company operated 1,113 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 54 International stores open and operated by its franchise partners.

About Arvind Lifestyle Brands Limited

Arvind Lifestyle Brands Limited is a subsidiary of Arvind Limited which is India’s largest integrated textile enterprise and is one of the oldest groups in the textile business in India. Arvind is also one of the largest producers of denim fabric and is supplier to a large number of fashion brands worldwide. Arvind has been a pioneer in bringing international brands to India, beginning in 1993, and has licensing relationships with many U.S. and European brands. Arvind also has its own portfolio of 12 brands, operates the India retail operations of large British retailers and operates India’s largest value retail chain.

Forward Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances, including statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2014. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the weakness in the economy that continues to affect the Company’s target customer or by other factors such as increases in the cost of gasoline and food, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Investor Relations, (201) 558-2400 extension 14500

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